LANDSTAR INC. ANNOUNCES INTENT TO ACQUIRE DATAEXPRESS™ - SECURE, MANAGED FILE TRANSFER PLATFORM

Global leading purveyor of Secure Data Transport services joins Data443 team to enable Data Privacy, Governance and Compliance

RALEIGH, N.C., June 26, 2019 (GLOBE NEWSWIRE) - LandStar, Inc. (OTCPK: LDSR) (“LandStar” or the “Company”), the parent company of Data443 Risk Mitigation, Inc. (“Data443”), a leading data security and privacy software company, today announced it has signed a letter of intent to acquire the assets of secure, managed file transfer leader, DataExpress.

Key Takeaways:

●	On-premise and cloud/SaaS-based industry leading data encryption and transport solution
●	Expanded customer base and access to top-notch development and support staff
●	Major requirement for data privacy laws such as the GDPR and CCPA
●	Mandatory capability for all corporate, government and healthcare data transfer and sharing requirements
●	Accretive acquisition delivers over $1.4 million in revenues and in excess of $0.8 million of cash flows
●	Total deal valued at $2.7 million in cash and stock

For 28 years, DataExpress has provided products and capabilities to the retail and financial services industries that ensure data security, privacy and efficiency across both private and public networks. Their industry leading, on-premise HPE™ Integrity Nonstop-based DataExpress for NonStop and the cloud-based SaaS product DataExpress Open Platform - both schedule, route, format, securely transfer and track all forms of data at every step of the process. DataExpress products are responsible for moving increasingly more terabytes a day for leading banks, insurance, retail and utilities providers, and is well positioned for healthcare, telecom and media environments. Data transferred continues to increase in volume, risk, sensitivity and overall value to the organizations.

“This asset acquisition is a foundational expansion of Data443’s current product suite as it provides critical core capabilities of protection for an organization’s data, even while in transit. This is a major milestone that proactive companies must take in ensuring compliance with regulations like GDPR, CCPA, HIPAA and others,” said Jason Remillard, CEO of LandStar, Inc. and founder of Data443. “As we evaluated DataExpress, we were closely considering how this asset acquisition could advance our market position, expand our customer base and ensure aggressive accretive growth. The DataExpress asset acquisition is yet another milestone in delivering Data443’s vision of a complete data privacy, security and governance ecosystem that is unique and unrivalled in the marketplace.”

The sensitive data and file transfer market continues to rapidly expand and is anticipated to grow to $2.3B by 2026 with a CAGR of 7.9% according to Transparency Market Research. Factors contributing to the explosive market growth include global data security regulations and escalating sophistication of malicious attacks on vulnerable endpoints, devices and networks. This growth is supported by the entrance of major players in the file and data transfer space including Dropbox, Microsoft OneDrive, Google Drive and Box. Grabbing additional market share from incumbents like Barracuda, SolarWinds and Ipswitch will be accelerated by the addition of data privacy and governance capabilities delivered by Data443’s combined product suite.

“The sensitive data and file transfer market has grown exponentially over the last five years and that has prompted customers to demand more comprehensive, end-to-end data security solutions. We knew it would be a game-changer for our customers when DataExpress products were paired with the existing market-leading suite of Data443’s data security solutions like ArcMail, Araloc and Classidocs,” added Billy Whittington, co-founder and CEO of DataExpress. “Adding privacy discovery, archiving, remediation, retention management, secure DRM and classification capabilities to our large existing connector framework greatly expands the offerings for our clients – and enables a significant differentiator for Data443.”

The Company plans to immediately offer the product to its existing customer base which numbers in the hundreds. Additionally, its global 45+ partners and distributors will be trained and certified on the new platform. Product integration with Classidocs, ARALOC and Arcmail will commence immediately, as will bundling with our hybrid cloud appliances and existing SaaS offerings.

As the Company completes its due diligence and final integration planning – further announcements will be made. The deal is expected to close during the third quarter of 2019.

About LandStar, Inc.

LandStar, Inc. (OTCPK: LDSR), through its wholly owned subsidiary DATA443 Risk Mitigation, Inc., enables secure data – across local devices, network, cloud, and databases – at rest and in flight. Its suite of products and services is highlighted by: (i) ArcMail, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (ii) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (iii) ClassiDocs™, the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance; (iv) ClassiDocs for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (v) the WordPress GDPR Framework with over 20,000 active users enables organizations of all sizes to comply with the GDPR and other privacy frameworks; (vi) The Virtual Data Protection Officer program that offers a turnkey and outsourced DPO capability for smaller organizations; and, (vii) Data443™ Privacy Manager which enables the full lifecycle of Data Privacy Access Requests, Remediation, Monitoring and Reporting. For more information, please visit http://www.data443.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding LandStar’s plans, objectives, future opportunities for LandStar’s services, future financial performance and operating results and any other statements regarding LandStar’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond LandStar’s control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; and, anti-takeover measures in our charter documents. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under “Part I, Item 1A. Risk Factors”, in our Registration Statement on Form 10 filed with the SEC on January 11, 2019. Any forward-looking statement is made only as of the date of which such statement is made. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

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